                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                               November 22, 1999


Quest Software, Inc.
8001 Irvine Center Drive
Irvine, CA 92618

               Re: Quest Software, Inc. - Registration Statement for Offering of an Aggregate of 8,093,400 Shares of Common Stock

Dear Ladies and Gentlemen:

         We have acted as counsel to Quest Software, Inc. a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 8,093,400 shares of common stock for issuance (the "Shares") under the Company's 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and International Employee Stock Purchase Plan (the "Plans").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the 1999 Stock Incentive Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the 1999 Stock Incentive Plan and in accordance with the Registration Statement or (c) the provisions of duly authorized stock purchase rights issued in accordance with the 1999 Employee Stock Purchase Plan or International Employee Stock Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.



                                      Very truly yours,


                                     BROBECK, PHLEGER & HARRISON LLP